UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2010

VECTOR GROUP LTD.
(Exact name of Registrant as specified in its charter)

Delaware	1-5759	65-0949535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of principal executive offices)	(Zip Code)
(305) 579-8000
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 16, 2010, Accommodations Acquisition Corporation (“Accommodations Subsidiary”), a Delaware corporation and a subsidiary of Vector Group Ltd. (the “Company”), agreed to join certain of the Company’s other subsidiaries (the “Subsidiary Guarantors”) as a guarantor of the Company’s 11% Senior Secured Notes due 2015 (the “Notes”). The Notes are governed by the terms of an Indenture, dated as of August 16, 2007 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of July 15, 2008 (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated as of September 1, 2009 (the “Second Supplemental Indenture”), a Third Supplemental Indenture, dated as of April 20, 2010 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture, dated as of December 3, 2010 (the “Fourth Supplemental Indenture) and a Fifth Supplemental Indenture, dated as of December 16, 2010 (the “Fifth Supplemental Indenture” and together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee. The Notes are fully and unconditionally guaranteed on a joint and several basis by Accommodations Subsidiary as well as all of the wholly owned domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette businesses. In addition, some of the guarantees are secured by second priority or first priority security interests in certain collateral of some of the Subsidiary Guarantors pursuant to security and pledge agreements. Accommodations Subsidiary was not required to and did not provide any security for its guarantee.
In connection with the issuance of $90 million aggregate principal amount of the Notes (the “December 2010 Notes”) on December 3, 2010, the Company and the Subsidiary Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Jefferies & Company, Inc., as the initial purchaser. Under the Registration Rights Agreement, the Company and the Subsidiary Guarantors agreed to consummate a registered exchange offer for the December 2010 Notes within 360 days after the date of the initial issuance of the December 2010 Notes. The Company and the Subsidiary Guarantors further agreed to file and keep effective for a certain time period a shelf registration statement for the resale of the December 2010 Notes if an exchange offer cannot be effected and under certain other circumstances. On December 16, 2010 and pursuant to the terms of the Registration Rights Agreement, Accommodations Subsidiary entered into a Joinder Agreement to the Registration Rights Agreement (the “Joinder Agreement”) whereby it agreed to be bound by the terms of the Registration Rights Agreement.
The summaries of the Fifth Supplemental Indenture and the Joinder Agreement are qualified in their entirety by reference to the copies of the Fifth Supplemental Indenture and the Joinder Agreement attached as Exhibits 4.1 and 4.2 hereto, respectively, which are incorporated herein by reference. Copies of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture were filed as Exhibit 4.1 to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Committee (the “SEC”) on August 17, 2007, July 15, 2008, September 1, 2009, April 21, 2010 and December 3, 2010, respectively. A copy of the Registration Rights Agreement was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 3, 2010.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
4.1	Fifth Supplemental Indenture, dated as of December 16, 2010, among Vector Group Ltd., Accommodations Acquisition Corporation, the Subsidiary Guarantors and U.S. Bank National Association, as trustee

4.2	Joinder Agreement to Registration Rights Agreement, dated as of December 16, 2010, by Accommodations Acquisition Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
	By:	/s/ J. Bryant Kirkland III
Date: December 17, 2010		J. Bryant Kirkland III
Vice President and Chief Financial Officer